UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM SB-2
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
Private Company Composite Index Inc.

Delaware
1040
26-0263464

311 South Wacker Drive
Chicago, Illinois

United States 60606
Tel No.: 877-436-8739
Fax No.: 877-408-9288

Mr. Stephen H. Watkins, Chief Executive Officer
311 South Wacker Drive
Chicago, Illinois
United States 60606
Tel No.: 877-436-8739
Fax No.: 877-408-9288



Approximate date of commencement of proposed sale to the public:

From time to time after this Registration Statement is declared effective. If any securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [X] If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registrations statement number of the earlier effective registration statement for the same offering. [ ] If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, check the following box. [ ]

CALCULATION OF REGISTRATION FEE
Title of Each Class of
Securities to be Registered
Amount to be
Registered(1),(2)
Proposed Maximum
Offering Price Per Share
(3)
Proposed Maximum
Aggregate Offering Price(3)
Amount of
Registration Fee(4)
Shares of Common Stock,
par value $.01 per share
100,000 shares
$10 per share
$1,000,000
$30.70



(1)
In the event of a stock split, stock dividend or similar transaction involving the common shares of the Registrant in order to prevent
dilution,   the number of shares registered shall be automatically
increased to cover additional shares in accordance with Rule 416(a)
under the Securities Act.
(2)
The Proposed Maximum Offering Price Per Share is calculated in accordance with Rule 457(h) of the Securities Act, based upon the sales price of the Shares, being the most recent sales price of shares of the Registrant&#146s common stock. The Proposed Aggregate Maximum Aggregate Offering Price is based on the Proposed Maximum Offering Price Per Share times the total number of shares of Common Stock to be registered. These amounts are calculated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) (1) under Securities Act.
(3)
Based on the SEC&#146s registration fee of $30.70 per 1,000,000 Proposed Maximum Aggregate Offering Price.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.











The information in this prospectus is not complete and may be changed. The PCCI may not sell or offer these securities until the registration statement, of which this prospectus forms a part, is filed with the Securities and Exchange Commission and is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


SUBJECT TO COMPLETION, DATED JUNE 1, 2007
PROSPECTUS
PRIVATE COMPANY COMPOSITE INDEX, INC.
1,000,000 SHARES OF COMMON STOCK
This prospectus relates to the sale of up to 100,000 shares of common stock of the Private Company Composite Index that may be offered and sold, from time to time, by the selling entity identified in this prospectus.
The Private Company Composite Index, Inc. (PCCI):
* Purchases ”Revenue Royalties“ from private companies;
* Creates a diversified investment opportunity for alternative investments;
* Provides quarterly distribution of royalty earnings to investors;
* Purchases Royalties, on a formulaic basis, from companies within the Entrex Private Company Index;
* Offers investors a ”zero free“ structure: costs are absorbed by the
* administrator and charged to the companies in which royalties are purchased.


PCCI common stock is not anticipated to be sold on an exchange initially but rather it will be sold and traded privately. For additional information on the methods of sale, see ”Plan of Distribution“.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offence.
The date of this prospectus is: June 1, 2007







	TABLE OF CONTENTS
PAGE


 SUMMARY
5


OUR BUSINESS
5


OUR HISTORY
6


 THE OFFERING
6


 SUMMARY OF STARTING FINANCIAL DATA
7

 RISK FACTORS
7


RISKS RELATING TO OUR COMMON STOCK
7


RISKS RELATED TO PCCI‘s OFFERING
10


USE OF PROCEEDS
12


DETERMINATION OF OFFERING PRICE
12


DILUTION
12


PLAN OF DISTRIBUTION
13


LEGAL PROCEDINGS
14


DIRECTORS, EXECUTIVE OFFICERS, PROMOTORS AND CONTROL PERSONS
14


DESCRIPTION OF SECURITIES
15


LEGAL MATTER
15


EXPERTS
15


INTERESTS OF NAMED EXPERTS AND COUNSEL
15


ORGANIZATION SINCE INCORPORATING
15


DESCRIPTION OF BUSINESS
16


REPORTS TO SECURITY HOLDERS
16




MANAGEMENT DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS
17


DESCRIPTION OF PROPERTIES
18


FINANCIAL STATEMENTS
19


INFORMATION NOT REQUIRED IN PROSPECTUS
21


SIGNATURES
22


SUMMARY
As used in this prospectus: (i) unless the context otherwise requires, ”we“, ”us“, ”our“, the ”Company“ or
”PCCI“ refers to the Private Company Composite Index, Inc. and its subsidiaries; (ii) ”SEC“ refers to the Securities and Exchange Commission; (iii) ”Securities Act“ refers to the Securities Act of 1933, as amended; (iv) ”Exchange“ Act refers to the Securities Exchange Act of 1934, as amended; and (v) all dollar amounts refer to US dollars, unless otherwise indicated.

The following summary is not complete and does not contain all of the information that may be important to you. You should read the entire prospectus before making an investment decision relating to the purchase of our shares of common stock.
OUR BUSINESS
The Private Company Composite Index, Inc. buys revenue royalties from a diversified basket of private companies, offering investors access to an income producing, alternative investment structure.
For the investor, royalties will provide an alternative investment vehicle producing anticipated returns commensurate with that investment sector.
For private companies in the portfolio, royalty contracts offer an opportunity to raise capital quickly and efficiently without diluting equity or management distractions typical of equity investments.
The PCCI will place all purchased royalties into a fund structure, of which shares can be bought by accredited and institutional investors.
Only companies that are existing Entrex participants, or those that agree to participate, will be allowed in the PCCI portfolio. Entrex is a neutral methodology which employs a proprietary patent pending process to guide companies through a series of procedures which provide exposure and credibility to the institutional financial community.


Companies which participate in Entrex become Entrex Registered Member
Companies and provide monthly and quarterly financial data similar in structure to the SEC's EDGAR reporting methodologies.
Entrex methodologies provide clarity and transparency, good or bad, about the companies participating in the PCCI. This data is made available to investors, or interested investors of the PCCI.
The PCCI royalty purchase concept is simple; a private company will exchange a percentage of their future revenue through the sale of royalty contracts.
The PCCI purchases these royalty contracts pursuant to the proprietary
weighted formula.    The PCCI anticipates no fees being charged to investors;
instead it is paid by the PCCI administrator, Entrex, which in turn charges the companies in which it has purchased royalties.
The mechanics of royalties are simple:
1. Phase one is establishing contract terms pursuant to the proprietary weighted formula, proprietary waited,
2. Phase two is the initial transaction,
3. Phase three is the royalty collection,
4. Phase four is the royalty distribution,
5. Phase five is the royalty conclusion.
The PCCI anticipates offering investors a diverse basket of income producing, quarterly distributed alternative investment products. Similar in concept to the NASDAQ, Dow or Standard and Poors Composite Indices; the PCCI offers a diverse basket of private companies which allows investors diversification across industrial and geographic sectors in private companies.
OUR HISTORY
We were incorporated as Private Company Composite Index, Inc. under the laws of Delaware on May 31, 2007.
Our principal offices are located at 311 South Wacker, Chicago, Illinois, United States 60606. Our telephone number is (877) 436-8739 and our fax number is (877) 408-9288.
THE OFFERING
Issuer: Private Company Composite Index, Inc.
Shares Offered by the PCCI: The PCCI is offering up to 1,000,000 shares of our common stock having a par value of $.01 per share.
Offering Price:
PCCI will sell the shares of common stock at a price of $1000 per share.
Terms of the Offering:
PCCI will determine when and how it will sell the common stock offered by this prospectus. Investors will bear no fees associated with the PCCI. The administrator, Entrex, will bear all costs of the administration and offering of the PCCI which may in turn be charged to the companies in which it is purchased revenue royalty contracts. See ”Plan of Distribution“. Termination of the Offering:
The offering will conclude when all shares of common stock offered hereby have been sold, the shares no longer need to be registered to be sold, or we decide to terminate the registration of the shares.
Use of Proceeds:
The proceeds of this offering will be used to purchase revenue royalty contracts from private companies pursuant to the proprietary weighted PCCI formula (see ”Description of Business“). Revenue royalty contracts will be purchased based upon five key factors (years in business, three-year historical growth average, gross margin, debt-to-equity ratio and net (profit/loss). A company may receive up to 10% of their revenue based upon the proprietary and weighted formulaic computation of these factors and others as deemed appropriate by the board of directors and management of the PCCI.
No Present Public Market for Our Common Stock:
Our common stock is presently not traded on any market or securities exchange and we have not applied for listing or quotation on any public market.
Issued Shares of Common Stock:
There will be 1,000,000 shares of our common stock issued on June 1, 2007.
Risk Factors:
See ”Risk Factors“ and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in our shares of common stock.


SUMMARY OF STARTING FINANCIAL DATA
The following unaudited summarized consolidated starting financial data should also be read in conjunction with the section of this prospectus entitled ”Plan of Operations“
Balance Sheet Data


As at


June 1, 2007




(Unaudited)


Cash
$100






Total Assets
$100


Total Liabilities
$25,000


Total Stockholders‘ Equity (Deficiency)
($24,900)

Statement of Starting Operations Data
As at


June 1, 2007





(Unaudited)

Revenue
$ Nil

Expenses
$ 25,000

Other Income
$ Nil

Loss for the Period
$ 25,000

RISK FACTORS
An investment in our common stock involves risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our shares of common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed.
RISKS RELATING TO OUR COMMON STOCK







We are a new company with no operating history.


     We were initially formed in May 2007. As a result, we have no financial information on which to evaluate an investment based on prior performance. We are subject to all of the business risks and uncertainties associated with any new business, including the risk that we will not achieve our stated objectives and that the value of your investment could decline substantially or become worthless.


We will be dependent upon key administrative personnel of the PCCI for our future success, particularly Stephen H. Watkins and Erika Conefry. If we lose either member of the PCCI‘s management team, our ability to implement our business strategy could be significantly harmed.


     We will depend on the experience, diligence, skill and network of business contacts of our management personnel. The management personnel, together with other professionals the PCCI may retain subsequent to our offering, will evaluate, negotiate, structure, close, monitor and service our purchase of royalty contracts from specific companies, as based on the proprietary weighted formula approved by the PCCI Board of Directors. Our future success will depend to a significant extent on the continued service and coordination of the PCCI‘s administrative personnel, Stephen H. Watkins, who is also the Chairman of the Board of Directors and Erika Conefry, who is the Director of the PCCI. The departure of either of these individuals could have a material adverse effect on our ability to achieve our objectives and manage the portfolio.

Our Administrator, Entrex Inc., is a separate company on whom we shall rely heavily.

       We will rely heavily on the Administrator. If Entrex, Inc. were suddenly unable to uphold their duties as Administrator to the PCCI, we would suffer heavily or completely shut down.
There is no active trading market for our common stock.
       There is currently no active trading market for our common stock and such a market may not develop or be sustained. We will be selling our shares privately to interested companies and/or institutional/accredited investors. If we cannot get enough companies to join the portfolio, there is a risk that royalty returns will not meet expectations.
       In order for our business model to be successful, the PCCI relies on numerous companies joining our portfolio by engaging in revenue royalty contracts. If there are not a sufficient number of companies, the portfolio could fail to meet expectations.
If there are not enough investors, there will not be enough cash to deploy to a portfolio of desired size, which could affect anticipated shareholder returns.
       The PCCI business model relies on a specific amount of dollars being
deployed into the purchase of revenue royalty contracts.   If there are not
sufficient investors from which to realize the required amount of capital, the portfolio may fail to meet shareholder expectations.


Our business model depends upon the development and maintenance of strong referral relationships with private companies, investment banking firms and professional services firms.


     If we fail to maintain our relationships with key firms, or if we fail to establish strong referral relationships with other firms or other sources of royalty purchase opportunities, we will not be able to grow our portfolio and achieve our objectives. In addition, persons with whom we have informal relationships are not obligated to inform us of opportunities and therefore such relationships may not lead to portfolio enhancement.



Our ability to grow will depend on our ability to raise capital.


     We need access to investor capital in order to purchase revenue royalties of private companies, to extent of the planned portfolio.

We may borrow money, which would magnify the potential for gain or loss on amounts invested and may increase the risk of investing in us.


     The use of leverage magnifies the potential for gain or loss on amounts invested and, therefore, increase the risks associated with investing in our securities. We may borrow from and issue senior debt securities to banks, insurance companies, and other lenders. Lenders of these senior securities will have fixed dollar claims on our assets that are superior to the claims of our common shareholders and we would expect such lenders to seek recovery against our assets in the event of a default. If the value of our assets decreases, leveraging would cause net asset value to decline more sharply than it otherwise would have had we not leveraged. Similarly, any decrease in our income would cause net income to decline more sharply than it would have had we not borrowed. Such a decline could negatively affect our ability to make common stock dividend payments. Leverage is generally considered a speculative investment technique. Our ability to service any debt that we incur will depend largely on our financial performance and will be subject to prevailing economic conditions and competitive pressures

..


     In addition, any debt facility into which we may enter would likely impose financial and operating covenants that restrict our business activities, including limitations that would hinder our ability to finance additional loans and investments or to make distributions.


Our financial condition and results of operations will depend on our ability to manage our future growth effectively.


     The PCCI is a newly organized company. As such, each is subject to the business risks and uncertainties associated with any new business enterprise, including the lack of experience in managing or operating a business of this type. Our ability to achieve our objectives will depend on our ability to grow, which will depend, in turn, on our management personnel‘s ability to identify, analyze and purchase royalties from companies that meet the formulaic PCCI revenue royalty contract purchase criteria.



    Accomplishing this result on a cost-effective basis is largely a function of our management personnel‘s structuring of administrative duties, its ability to provide competent, attentive and efficient services to us, and our access to financing on acceptable terms.


We will operate in a highly competitive market for investment opportunities.


     We compete for shareholders with traditional investment vehicles (including private equity funds and mezzanine funds), other equity and non-equity based investment funds, investment banks and other sources of financing, including traditional financial services companies such as commercial banks and specialty finance companies. Many of our competitors, although in a more traditional investment space, are substantially larger than us and have considerably greater financial, technical and marketing resources than we do.




Our quarterly and annual operating results are subject to fluctuation as a result of the nature of our business, and if we fail to achieve our objectives, the value of our common stock may decline.


     We could experience fluctuations in our quarterly and annual operating results due to a number of factors, some of which are beyond our control, including the number of investors, the number of companies that agree to sell revenue royalties, the degree to which we encounter competition in our markets and general economic conditions. As a result of these factors, results for any period should not be relied upon as being indicative of performance in future periods.



There are significant potential conflicts of interest which could impact our returns.


     Our executive officers and directors (and any that may be retained in the future), and the future members of a PCCI royalty portfolio, may serve as officers, directors or principals of entities that operate in the same or a related line of business as we do or of royalty-purchasing organizations managed by affiliates of the PCCI that may be formed in the future. Accordingly, if this occurs, they may have obligations to investors in those entities, the fulfillment of which might not be in the best interests of us or our stockholders.
Our Board of Directors may be authorized to reclassify any un-issued shares of common stock into one or more classes of preferred stock, which could convey special rights and privileges to its owners.

       The PCCI has no preferred stock available but they reserve the right to reclassify any of their un-issued shares into one or more classes of preferred stock at any time.

Our Board of Directors may change our royalty contract purchasing objectives, operating policies and strategies without prior notice or stockholder approval.

     Our Board of Directors has the authority to modify or waive certain of our operating policies and strategies without prior notice and without stockholder approval. However, absent stockholder approval, we may not change the nature of our business so as to cease to exist. We cannot predict the effect any changes to our current operating policies and strategies would have on the business model, operating results and returns to shareholders. Nevertheless, the effects may adversely affect our business and impact our ability to make distributions.


Changes in laws or regulations governing our operations may adversely affect our business.


     We are subject to regulation by laws at the local, state and federal levels. These laws and regulations, as well as their interpretation, may be changed from time to time. Any change in these laws or regulations could have a material adverse effect on our business.



We will incur significant costs as a result of being a public company.


       As a public company, we will incur legal, accounting and other expenses, including costs associated with the periodic reporting requirements applicable to a company whose securities are registered under the Securities Exchange Act of 1934, recently adopted corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002, and other rules implemented by the SEC. We believe that complying with these rules and regulations will make some activities time-consuming and costly and may divert significant attention of the administrative personnel from implementing our objectives to these and related matters.




Because PCCI will not be publicly traded, there will be uncertainty regarding the value of our revenue royalty contracts purchased.

       On a monthly basis we shall provide to shareholders our calculation of the present value (PV) of the PCCI‘s royalty purchases. This valuation may fluctuate significantly and have no relevance to actual results of the PCCI. This monthly present value formula would be used to estimate the value of the PCCI common stock.


       PCCI shares will be sold privately and through broker dealers. By not selling our shares publicly there is uncertainty about potential investors and/or their belief of reliability in our business model.




Investing in primarily small- and mid-sized private companies may present certain challenges to us, including the lack of available information about these companies.


       We will be investing in private companies which report to Entrex through their proprietary methodologies. Entrex, as Administrator, has agreed to an acceptable corporate review process that may or may not include mandating audited financial statements from each portfolio company. Entrex will make all available portfolio company data open to investors for review.




RISKS RELATED TO PCCI‘s OFFERING.


There will be no public market for our common stock, and we cannot assure you that the market price of shares of our common stock will not decline if we were to initiate an initial public offering.

	There will be no public trading market for our common stock, and we cannot assure you that one will develop or be sustained after our offering. The initial price of our common stock will be determined through our negotiations with the underwriters, broker-dealers and investors and may not bear any relationship to the market price at which it may trade after our offering or to any other established criteria for our value.

Our common stock price may be volatile and may decrease substantially.


       The trading price of our common stock may fluctuate substantially. The price of our common stock that will prevail in the market after our offering may be higher or lower than the price you pay, depending on many factors, some of which are beyond our control and may not be directly related to our operating performance. These factors include, but are not limited to, the following:





•
price and volume fluctuations in the secondary trading of our stock;



•
investor demand for our shares;




•
significant volatility in the market price and trading volume of securities of other companies in our sector, which are not necessarily related to the operating performance of these companies;




•
changes in regulatory policies or tax guidelines with respect to companies similar to the PCCI;




•
changes, or perceived changes, in the value of the portfolio of Royalty contracts;




•
departures of PCCI‘s key personnel;





•
operating performance of companies comparable to us; or





•
general economic conditions and trends and other external factors.



       In the past, following periods of volatility in the market price of a company‘s securities, securities class action litigation has often been brought against that company. Due to the potential volatility of our stock price if a market for our stock is established, we may become the target of securities litigation in the future. Securities litigation could result in substantial costs and divert management‘s attention and resources from our business.




We cannot assure investors that we will be able to successfully deploy the proceeds of our offering within the timeframe we have contemplated.


     We currently anticipate that substantially all of the proceeds of Our offering will be deployed in accordance with our objectives within 12 months after the completion of our offering. We cannot assure you, however, that we will be able to locate a sufficient number of suitable opportunities to allow us to successfully deploy substantially all of the net proceeds in that timeframe. To the extent we are unable to utilize substantially all of the net proceeds of our initial offering within our contemplated timeframe, after the completion of our offering, shareholder returns, and in turn our results of operations, will likely be materially adversely affected.




We will have broad discretion over the use of proceeds of our offering, to the extent it is successful, and will use proceeds in part to satisfy operating expenses beyond those incurred through the administrator.




     We will have significant flexibility in applying the proceeds of our offering and may use the net proceeds from our offering in ways with which you may not agree, or for purposes other than those contemplated at the time of our offering. We may also pay operating expenses, and may pay other expenses such as due diligence expenses of potential new investments from net proceeds. Our ability to achieve our objectives may be limited to the extent that net proceeds of our offering, pending full deployment, are used to pay operating expenses.





Investors in our offerings will incur dilution.


       The net cash proceeds that we receive from this offering will be net of the underwriting and/or capital raise discount as well as other offering and organizational expenses. As a result, our value per share immediately after completion of this offering is estimated to be lower compared to an offering price. Accordingly, investors purchasing shares in this offering will pay a price per share of common stock that exceeds the value per share of common stock and will bear the costs of the underwriting discount and, indirectly, other offering expenses. See ”Dilution.“


Sales of substantial amounts of our common stock in the public market may have an adverse effect on the market price of our common stock.


     Sales of substantial amounts of our common stock, or the availability of such common stock for sale, could adversely affect the prevailing market prices for our common stock. If this occurs and continues, it could impair our ability to raise additional capital through the sale of securities should we desire to do so.
     Please read this prospectus carefully. You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information provided in this prospectus is accurate as of any date other than the date on the front of this prospectus.

USE OF PROCEEDS
The proceeds of this offering will be used to purchase revenue royalty contracts from private companies pursuant to the proprietary weighted PCCI formula (see ”Description of Business“). Revenue royalty contracts will be purchased based upon five key factors (years in business, three-year historical growth average, gross margin, debt-to-equity ratio and net profit/loss). A company may receive up to 10% of their revenue based upon the proprietary and weighted formulaic computation of these factors and others as deemed appropriate by the board of directors and management of the PCCI. DETERMINATION OF OFFERING PRICE
As there is no public market for our shares of common stock, we fixed the offering price of the shares hereby offered by looking at similar indexes and companies to gain direction from their offering price. Mainly the offering price was arbitrarily determined to meet the needs of the PCCI operational model. There is no relationship whatsoever between the offering price for the shares offered hereby and our assets, earnings, book value or any other objective criteria of value.
We have not applied for listing or quotation on any public market. If our common stock becomes publicly traded and a market for the stock develops, the actual offering price of the shares that are the subject of this prospectus will be determined by prevailing market prices at the time of sale, prices related to such prevailing market prices or by private transactions negotiated by the selling stockholders named in this prospectus. The offering price would thus be determined by market factors and the independent decisions of the selling stockholders named in this prospectus.
DILUTION
The common stock to be sold by the PCCI, Inc. will be the initial offering.
We may opt for additional or follow on offerings which may dilute any investors that choose to purchase common shares through this offering.

PLAN OF DISTRIBUTION
Our common stock is not currently listed on any national exchange or qualified for trading on any electronic quotation system. To date, no actions have been taken to list our shares on any national exchange or to qualify our shares for trading on any electronic quotation system. If our common stock becomes publicly traded, then the sales price to the public will vary according to the selling decisions of each selling stockholder and the market for our stock at the time of resale.
Manner of Sale
The shares may be sold by means of one or more of the following methods:
1.Private sales between broker dealers;
2.Other individuals being paid commensurate rates;
3.Ordinary brokerage transactions in which the broker solicits purchasers; Regulation M
PCCI must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of the common stock. In particular, we will advise the PCCI that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the PCCI and their affiliates. Regulation M under the Exchange Act prohibits, with certain exceptions, participants in a distribution from bidding for, or purchasing for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution.
Accordingly, during such times as a company may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, the company must comply with applicable law and, among other things:
1.May not engage in any stabilization activities in connection with our common stock;
2.May not cover short sales by purchasing shares while the distribution is taking place; and
3.May not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.
State Securities Laws
Under the securities laws of some states, the common shares may be sold in Such states only through registered or licensed brokers or dealers. In addition, in some states the common shares may not be sold unless the shares have been registered or qualified for sale in the state or an exemption from registration or qualification is available and is complied with.
Expenses of Registration
Any and all operating costs relating to the registration of the common stock will initially be paid by us/Administrator Entrex. These fees may or may not be further absorbed by the companies wishing to issue royalty contracts to the PCCI. These expenses are, but are not limited to, legal, accounting, auditing, printing and mailing fees.
LEGAL PROCEEDINGS
We currently are not party to any material legal proceedings and, to our knowledge, no such proceedings are threatened or contemplated.
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS
Our executive officers and directors and their respective ages as of May 31, 2007 are as follows:
Managing Member:


Name of Manager
Age
Position
Stephen H. Watkins
46
Chairman of the Board
Verne Harnish
41
Director
Erika Conefry
34
Director

Board Chairman, Stephen H. Watkins, was given authority by the Board of Directors to engage Entrex,Inc. as the Administrator. Entrex shall have any annually renewed contract, with cancellation charges, until the Board deems otherwise.

The Administrator‘s role is to screen portfolio applicants pursuant to a financial metrics formula established by the PCCI and then to purchase revenue royalty contracts accordingly to those companies pursuant to the proprietary weighted formula. The Administrator will oversee the maintenance of revenue royalty contracts, collection of royalty funds, distribution of returns to shareholders and periodic revenue audits of portfolio companies.

Significant Employees
The Administrator, Entrex, Inc., is the only significant contracted firm as of our inception. Under their auspices a variety of personnel could be involved, as they see fit.
Family Relationships
There are no family relationships among our directors or officers.
Involvement in Certain Legal Proceedings
None of our directors, executive officers or control persons were involved in any of the following events during the past five years:
1.
Bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;


2.
Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences);


3.
Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or



4.
Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment or decision has not been reversed, suspended, or vacated.

Changes in Control
We are unaware of any contract, or other arrangement or provision of our Articles or by-laws, the operation of which may at a subsequent date result in a change of control of our company.
DESCRIPTION OF SECURITIES
General
Our authorized capital stock consists of 100,000 shares of common stock, with a par value of $.01 per share.
Common Stock
The common stock will be non-voting common stock. There will be no voting rights associated with owning PCCI stock.
Warrants / Options
As of the date of this prospectus, there are no outstanding warrants to purchase our securities. We may, however, pursuant to the direction of the board, issue warrants and/or options to individuals and/or entities in the future.
LEGAL MATTERS
Holland & Knight LLP is anticipated to be our independent legal counsel—upon successful funding of the first $5,000,000 in capital.
EXPERTS
Willis & Jurasek, P.C. CPAs will audit PCCI financial statements upon our initial $5,000,000 of capital funding.
INTERESTS OF NAMED EXPERTS AND COUNSEL
No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant, nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.
ORGANIZATION SINCE INCORPORATION
We were incorporated on May 31, 2007 as the Private Company Composite Index Inc. under the laws of the state of Delaware.

DESCRIPTION OF BUSINESS
Overview
We are a company which anticipates buying royalty contracts from private companies. The ”Entrex Ensured“ label indicates a company had submitted to a proprietary transparency and credibility building process—which provides financial transparency into their operations.
These ”Entrex Ensured“ companies will receive funding in exchange for a guaranteed percentage of their revenue that will be collected and distributed
quarterly.   The amount of royalty revenue contract purchases the PCCI may purchase from a company will be determined through our proprietary weighted Royalty Factor Calculator.
The PCCI anticipates creating an income producing diverse basket of alternative investments historically not available to the knowledge of the management of
the entity.   We anticipate the PCCI producing an index of private companies similar to the NASDAQ, Dow and S&P indices.
Competition
We are a new company with a unique business model and have no rivals we know of at this point.
Employees
As of the date of this prospectus, Stephen H. Watkins and Erika Nicholson are the key personnel associated directly with the PCCI. Other Entrex staff members will be involved in PCCI work as required.
Research and Development Expenditures
We have not incurred any research or development expenditures since our incorporation.
Subsidiaries
We do not have any subsidiaries.
Patents and Trademarks
We anticipate a provisional patent being filed for our weighted proprietary royalty purchase formula: The PCCI Royalty Factor Calculator
Formulaic Approach
The formula we use includes the Altman Z-Score and five different financial matrices which provide the PCCI‘s a formulaic maximum amount of revenue royalty contracts which may be purchased from any private company.
REPORTS TO SECURITY HOLDERS
The PCCI will not be filing reports directly to the security holders. Instead the SEC will have all of our filings on hand. For more information, refer to the SEC website.

MANAGEMENT‘S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS
Plan of Operations
Our plan of operations following a successful offering is to complete the following objectives within the time periods specified, as described in greater detail above under the heading ”Description of Business“:
1.PCCI portfolio company recruitment;
2.PCCI purchases of Revenue Royalty Contracts from companies;
3.Collection of Revenue Royalties pursuant to Revenue Royalty Contracts; 4.Distribution of Revenue Royalty Contracts Collections.
Starting Numbers of Operations
We are a new company with no financial history. All of our financial statements are from our inception and are unaudited. Upon the successful sale of $5,000,000 of common stock through this offering we shall submit quarterly results and annual audits to the SECs EDGAR. No other forms of financial performance shall be provided to investors.

As at

June 1, 2007



(Unaudited)


Revenue
$Nil


Expenses
$25,000


Consulting Fees
$25,000


Other Income
$Nil


Loss for the Period
($25,000)
Revenues
We will have no operating revenues until our inception on June 1, 2007. The PCCI revenues are created through receiving royalty payments pursuant to our purchase of revenue royalty contracts.
General and Administrative
General and administrative expenses include amounts that we pay in connection with the administration of our business. Our general and administrative expenses have been minimal to date.
Professional Fees
Professional fees will include our accounting and auditing expenses incurred in connection with the preparation and audit of our financial statements and professional fees that we pay to our legal counsel. Our accounting and auditing expenses will be incurred in connection with the preparation of our audited financial statements and unaudited interim financial statements and our preparation and filing of a registration statement with the SEC. Our legal expenses will represent amounts paid to legal counsel in connection with our corporate organization.
Cash Used In Operating Activities
We have used no cash to date.
Cash from Investing Activities
We have used no cash to date.
Cash from Financing Activities
We have used no cash to date.
Future Financings
As Administrator, Entrex, Inc. will initially pay various operational costs of the PCCI.
Off-Balance Sheet Arrangements
We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to stockholders.
DESCRIPTION OF PROPERTIES
Our executive offices are located at 311 South Wacker Drive, 48th Floor, Chicago, Illinois, 60606 United States.
Registration Rights
We have not granted registration rights to the selling stockholders or to any other person.
Options, Warrants and Other Convertible Securities
As of the date of this prospectus, there are no outstanding warrants to purchase our securities. We may, however, pursuant to the direction of the board, issue warrants and/or options to individuals and/or entities in the future.

(The remainder of this page is blank)





PRIVATE COMPANY COMPOSITE INDEX, INC.
Financial Statements (Unaudited)
BALANCE SHEET
(Stated in U.S. Dollars)


June
1



2007




ASSETS







Current



Cash
$100





$100






LIABILITIES







Current



Accounts payable and accrued liabilities
$25,000




STOCKHOLDERS‘ EQUITY






Share Capital



Authorized:



100,000 common voting stock with a par value of



$.01 per share





Issued:



1,000,000 common shares





1

Additional Paid In Capital


Accumulated Other Comprehensive Loss

0

Accumulated Deficit During The Exploration Stage

(25,000)






PRIVATE COMPANY COMPOSITE INDEX, INC.

STATEMENT OF OPERATIONS
(Unaudited)
(Stated in U.S. Dollars)


AS AT



JUNE 1,



2007





Revenue
$—





Expenses



Consulting fees

25,000

General and administrative

0

Professional fees

0





Net Loss For The Period
$(25,000)




Weighted Average Number Of Common Shares Outstanding

1

(Unaudited)
(Stated in U.S. Dollars)


AS AT



June 1, 2007








Cash (Used In) Operating Activities



Net loss for the period
$(25,000)
Changes in non-cash operating working capital item:



Accounts payable and accrued liabilities

()



(0)




Cash Provided By Investing Activity





100





Cash Provided By Financing Activity



Issuance of common stock

100



Foreign Exchange Effect On Cash
(0)




Increase In Cash

100





Cash, Beginning Of Period

0





Cash, End of Period
$100





Prior year comparative figures are not presented because the Company was incorporated on May 31, 2007
1.
BASIS OF PRESENTATION AND NATURE OF OPERATIONS
All of our financial information is unaudited and from our inception date. Organization
Private Company Composite Index, Inc. (”the Company“) was Incorporated in the State of Delaware, U.S.A., on May 31, 2007. The Company‘s principal executive offices are in Chicago, Illinois. The Company‘s intended year end is December 31st.
The Company has been in the business of purchasing royalty contracts from private companies since its inception as of June 1, 2007

INFORMATION NOT REQUIRED IN PROSPECTUS
OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
The following is a list of the expenses to be incurred by PCCI in connection with the preparation and filing of this Registration Statement. All amounts shown are estimates except for the SEC registration fee:
Securities and Exchange Commission registration fee
$30.70
Accounting fees and expenses
$0
Legal fees and expenses
$0

Transfer agent and registrar fees
$0
Fees and expenses for qualification under state securities laws

$NIL
Miscellaneous
$50,000
Total
$50,030.70
The PCCI anticipates either the administrator were the companies in which it purchases royalties will be paying the accrued expenses of the offering listed above.
UNDERTAKINGS.
The undersigned registrant hereby undertakes:
1. To file, during any period in which offers or sales are being made, a post—effective amendment to this registration statement:

(a)
To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;



(b)
To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in this registration statement; provided that any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the ”Calculation of Registration Fee“ table in the effective registration statement.



(c)
To include any material information with respect to the plan of distribution.
2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act of 1933, and we will be governed by the final adjudication of such issue.

Each prospectus filed pursuant to Rule 424(b) of the Securities Act of 1933 as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
SIGNATURES
In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Chicago, Illinois on May 10, 2007.

PRIVATE COMPANY COMPOSITE INDEX, INC.



By:

/s/ Stephen H. Watkins

Stephen H. Watkins

Chairman, PCCI., Inc.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signature

Title

Date

/s/ Stephen H. Watkins

Chairman

June 1,2007

Stephen H. Watkins